Exhibit 23.1

            [ Albrecht, Viggiano, Zureck & Company, P.C. Letterhead ]


To the Board of Directors and Stockholders
Cyber Digital, Inc.

We consent to the use of our reports included herein and to the reference to our firm under the heading "experts" in the Form 10-KSB.



Albrecht, Viggiano, Zureck & Company, P.C.

Hauppauge, NewYork
July 30, 2001